August 28, 2001

Office of the Chief Accountant
SECPS Letter File
Mail Stop 905
Securities and Exchange Commission
450 Fifth Street, NW Washington, D.C., 20549

Ladies and Gentlemen:

         We were previously the independent accountants for the Company. We will no longer report on any financial statements for the Company.

         We have read Item 4 of the Current Report of Form 8-K/A RRUN Ventures Network Inc, dated August 28, 2001, and we agree with the statements contained therein as they related to our firm.


Sincerely,

/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.